Exhibit 99.1

At the Company
Donna Kush	Dave Pleiss
Managing Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE ACHIEVES RECORD YEAR

100 percent Increase in EPS and 50 Percent Pre-tax Margin

OMAHA, Neb., October 19, 2004 — Ameritrade Holding Corporation (Nasdaq: AMTD) today announced results for the quarter and fiscal year ended September 24, 2004, which demonstrate the Company’s ability to balance the needs of shareholders and clients by delivering superior margins as well as new products for active traders and long-term investors.

Fourth Quarter Highlights

•	Net income of $57 million, or $0.14 per diluted share

•	Pre-tax income of $94 million, or 50 percent of net revenues

•	Operating margin(1) of $116 million, or 62 percent

•	EBITDA(1) of $100 million, or 54 percent

•	Net revenues of $187 million

•	Average client trades per day of approximately 124,000

•	Client assets of approximately $69 billion, including $13 billion of client cash and money market funds

•	Liquid assets(1) of $141 million; cash and cash equivalents of $155 million

•	62,000 new accounts at an average cost per account of $318; 30,000 closed accounts; 1,677,000 Qualified Accounts(2)

•	Average client margin balances of approximately $3.2 billion. On September 24, 2004, client margin balances of approximately $3.1 billion.

2004 Fiscal Year Results

•	Record net income of $272 million, or $0.64 per diluted share

•	Record pre-tax income of $441 million, or 50 percent of net revenues

•	Record operating margin(1) of $543 million, or 62 percent

•	Record EBITDA(1) of $467 million, or 53 percent

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

•	Record net revenues of $880 million

•	Return on equity of 22 percent, an increase from 12 percent in 2003

•	Average client trades per day of approximately 168,000

•	375,000 new accounts at an average cost per account of $268; 137,000 closed accounts

“Our four best quarters in Ameritrade’s history provide clear evidence of the strength of our business model and ability to achieve a record year in an unpredictable market environment. Year over year revenues increased about 23 percent, but earnings increased about 100 percent. Additionally, we bought back over 26 million shares of our stock,” said Joe Moglia, chief executive officer. “For clients, we rolled out a new Web experience, and launched Amerivest, our portfolio allocation program for long-term investors.”

Client Experience Innovations

Over the past few months, Ameritrade has launched two major client initiatives with a new Web site experience and Amerivest. (3) Built for active traders, the new Web site experience combines outstanding depth of information, customizability, enhanced products, ease of use and an impressive package of risk management tools for long-term investors. Amerivest is an online advisory service that tailors a portfolio of Exchange Traded Funds (ETFs) to help long-term investors pursue their financial goals. (4)

Stock Repurchases

During the quarter, Ameritrade utilized about $35 million to repurchase approximately 3.2 million shares of its stock. Since the stock buy-back program was initiated, through September 24, 2004, the Company has invested about $414 million in repurchasing 42.4 million shares at a weighted average price of $9.78 per share.

Outlook

Ameritrade has provided guidance for fiscal year 2005 of $0.72- $0.89 earnings per share in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 29-year history of providing investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc., a subsidiary of Ameritrade Holding Corporation, was recently recognized as a J.D.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Power and Associates Certified Call Center, the first in the financial services industry. For more information, please visit www.amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(1) See attached reconciliation of financial measures.

(2) See Glossary of Terms on the Company’s web site at www.amtd.com for a definition of “Qualified Accounts.”

(3) Amerivest is an investment advisory service of Amerivest Investment Management, LLC, an SEC registered investment advisor. The Amerivest service is the sole responsibility of Amerivest Investment Management, LLC. Brokerage services provided by Ameritrade, Division of Ameritrade, Inc., member NASD/SIPC. Ameritrade, Inc. and Amerivest Investment Management, LLC are both wholly owned subsidiaries of Ameritrade Holding Corporation.

(4) ETFs are registered investment companies that trade on an exchange like a stock. Trading prices may not reflect the actual Net Asset Value of the underlying securities.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	Sept. 24, 2004	Sept. 26, 2003	Sept. 24, 2004	Sept. 26, 2003
Revenues:
Commissions and clearing fees	$102,417	$134,861	$560,052	$472,760
Interest revenue	78,405	49,984	278,550	184,175
Other	21,087	18,056	83,372	89,511

Total revenues	201,909	202,901	921,974	746,446
Brokerage interest expense	15,092	6,319	41,861	33,192

Net revenues	186,817	196,582	880,113	713,254

Expenses:
Employee compensation and benefits	36,204	41,087	154,792	172,159
Clearing and execution costs	6,454	8,991	30,610	35,711
Communications	8,471	7,286	39,853	41,420
Occupancy and equipment costs	10,273	12,585	42,353	57,091
Depreciation and amortization	5,766	7,087	23,224	31,708
Professional services	3,328	4,077	27,381	31,121
Interest on borrowings	622	1,464	2,581	5,076
(Gain)/loss on disposal of property	1,741	41	1,166	(5,093)
Other	27	6,674	16,632	20,298
Advertising	19,950	14,862	100,364	90,415
Restructuring and asset impairment charges	0	332	0	5,991

Total expenses	92,836	104,486	438,956	485,897

Pre-tax income	93,981	92,096	441,157	227,357
Provision for income taxes	36,787	36,983	168,810	90,715

Net income	$57,194	$55,113	$272,347	$136,642

Basic earnings per share	$0.14	$0.13	$0.65	$0.32
Diluted earnings per share	$0.14	$0.13	$0.64	$0.32
Weighted average shares outstanding — basic	408,719	427,142	417,629	427,376
Weighted average shares outstanding — diluted	416,541	436,781	426,972	432,480

Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Sept. 24, 2004	Sept. 26, 2003
Assets:
Cash and cash equivalents	$155,342	$248,623
Segregated cash and investments	7,802,575	7,878,421
Broker/dealer receivables	2,818,726	2,921,732
Client receivables	3,100,572	2,202,170
Goodwill and intangible assets	1,017,146	973,050
Other	150,929	180,272

Total assets	$15,045,290	$14,404,268

Liabilities and stockholders’ equity:
Liabilities:
Broker/dealer payables	$3,441,802	$3,142,435
Client payables	10,090,808	9,611,243
Prepaid variable forward derivative instrument	28,738	46,668
Prepaid variable forward contract obligation	37,803	36,194
Convertible subordinated notes	—	46,295
Other	235,231	285,659

Total liabilities	13,834,382	13,168,494
Stockholders’ equity	1,210,908	1,235,774

Total liabilities and stockholders’ equity	$15,045,290	$14,404,268

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended		Fiscal year ended
	Sept. 24, 2004	Sept. 26, 2003	Sept. 24, 2004	Sept. 26, 2003
Trading activity metrics:
Average client trades per day	123,630	159,280	167,958	143,470
Average client trades per account (annualized)	8.8	12.6	12.4	11.6
Activity rate	3.5%	5.1%	5.0%	4.7%
Total trades (in millions)	7.8	10.0	41.7	35.8
Trading days	63.0	62.5	248.5	249.5
Average commissions and clearing fees per trade	$13.15	$13.55	$13.42	$13.21
Account metrics:
Total accounts (ending)	3,520,000	3,171,000
Qualified accounts (ending)	1,677,000	1,520,000
Client assets (in billions)	$68.8	$54.8
Net interest revenue metrics:
Segregated cash:
Average balance (in billions)	$7.6	$7.6	$7.6	$6.7
Average annualized yield	1.45%	0.96%	1.10%	1.20%
Client margin balances:
Average balance (in billions)	$3.2	$2.0	$3.2	$1.6
Average annualized yield	4.93%	5.02%	4.90%	5.04%
Client credit balances:
Average balance (in billions)	$9.1	$8.1	$8.9	$7.2
Average annualized cost	0.26%	0.12%	0.15%	0.23%

NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Fiscal Year Ended
	Sept. 24, 2004		Sept. 26, 2003		Sept. 24, 2004		Sept. 26, 2003
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$115,672	61.9%	$107,331	54.6%	$542,687	61.7%	$318,670	44.7%
Less:
Advertising	(19,950)	-10.7%	(14,862)	-7.6%	(100,364)	-11.4%	(90,415)	-12.7%
Gain/(loss) on disposal of property	(1,741)	-0.9%	(41)	0.0%	(1,166)	-0.1%	5,093	0.7%
Restructuring and asset impairment charges	0	0.0%	(332)	-0.2%	0	0.0%	(5,991)	-0.8%

Pre-tax income	$93,981	50.3%	$92,096	46.8%	$441,157	50.1%	$227,357	31.9%

EBITDA (2)
EBITDA	$100,369	53.7%	$100,647	51.2%	$466,962	53.1%	$264,141	37.0%
Less:
Depreciation and amortization	(5,766)	-3.1%	(7,087)	-3.6%	(23,224)	-2.6%	(31,708)	-4.4%
Interest on borrowings	(622)	-0.3%	(1,464)	-0.7%	(2,581)	-0.3%	(5,076)	-0.7%

Pre-tax income	$93,981	50.3%	$92,096	46.8%	$441,157	50.1%	$227,357	31.9%

	As of
	Sept. 24,	June 25,	Mar. 26,	Dec. 31,	Sept. 26,
	2004	2004	2004	2003	2003
Liquid Assets (3)
Liquid assets	$141,297	$104,463	$195,995	$231,699	$335,294
Plus: Broker-dealer cash and cash equivalents	99,400	94,706	151,407	152,964	55,634
Less:
Excess broker-dealer regulatory net capital	(85,355)	(69,413)	(146,381)	(121,791)	(142,305)

Cash and cash equivalents	$155,342	$129,756	$201,021	$262,872	$248,623

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com